UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 19, 2021 (July 16, 2021)
AXOGEN, INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota
(State or Other Jurisdiction of
Incorporation or Organization)
001-36046
(Commission File Number)

41-1301878
(I.R.S. Employer Identification No.)

13631 Progress Boulevard, Suite 400 Alachua, Florida
(Address of principal executive offices)

32615
(Zip Code)
(386) 462-6800
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	AXGN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d) Election of New Director.

On July 16, 2021, the board of directors (the “Board”) of Axogen, Inc. (the “Company”) increased the size of the Board from eight to nine members, and appointed John Johnson as a new director, effective July 19, 2021. Mr. Johnson will serve on the Nominating, Governance and Sustainability Committee and the Science and Technology Committee.

John Johnson has been the Chief Executive Officer of Strongbridge Biopharma plc. (NASDAQ: SBBP), a company focused on building a portfolio of vertical, therapeutically-aligned rare disease franchises, since July 2020. Mr. Johnson previously served as the Chief Executive Officer of Melinta Therapeutics, a commercial stage company developing and commercializing novel antibiotics, from 2018 until 2020. He served as Chairman and Chief Executive Officer of Dendreon Corporation. Mr. Johnson previously held various senior positions with Eli Lilly & Company, ImClone Systems, Inc., Johnson & Johnson, and Centocor Ortho Biotech. He currently serves on the board of directors of Strongbridge Biopharma, Verastem Oncology (NASDAQ: VSTM), and BioAgilytix (Private). Mr. Johnson received his Bachelor of Science degree from East Stroudsburg University of Pennsylvania.

Commensurate with the Company’s director compensation policy, as a director, Mr. Johnson will receive a quarterly cash retainer of $10,000 and a quarterly cash retainer of $1,250 for his service on the Governance, Nominating and Sustainability Committee. Mr. Johnson will also receive a quarterly cash retainer of $1,250 for his service on the Science and Technology Committee. In addition, Mr. Johnson, commensurate with the Company’s director compensation policy, will receive a non-qualified stock option grant to purchase shares of the Company’s common stock with an equity value of $275,000 based upon, and at an exercise price equal to, the fair market value of our shares of common stock on July 19, 2021, which will vest in three equal annual installments with the first vesting date occurring on July 19, 2022. Each calendar year the day after election or re-lection at the annual meeting of shareholders, Mr. Johnson will receive an annual stock option grant to purchase shares of common stock with an equity value of $120,000 based upon, and at an exercise price equal to, the fair market value of our shares of common stock on the date of grant and will vest one year from the anniversary of the date of the grant. Such stock options are for a term of ten years.

Mr. Johnson is not a party to any arrangement or understanding with any person pursuant to which he was elected a Company director; there are no family relationships between Mr. Johnson and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer; and Mr. Johnson is not a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On July 19, 2021, the Company issued a press release regarding Mr. Johnson’s appointment to the Board. The press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, as well as Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits. Exhibit No.	Description of Exhibit
99.1	Axogen, Inc. Press Release, dated July 19, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOGEN, INC.

Date: July 19, 2021	By:	/s/ Brad Ottinger
Brad Ottinger
General Counsel and Chief Compliance Officer